Exhibit 99.1

MasterCard Incorporated Reports

First-Quarter 2014 Financial Results

•	First-quarter net income of $870 million, or $0.73 per diluted share

•	First-quarter net revenue increase of 14%, to $2.2 billion

•	First-quarter gross dollar volume up 14% and purchase volume up 13%

Purchase, NY, May 1, 2014 – MasterCard Incorporated (NYSE: MA) today announced financial results for the first quarter of 2014. The company reported net income of $870 million, up 14%, and earnings per diluted share of $0.73, up 18%, in each case versus the year-ago period.

Net revenue for the first quarter of 2014 was $2.2 billion, a 14% increase versus the same period in 2013, both as-reported and adjusted for currency. Net revenue growth was driven by the impact of the following:

•	A 14% increase in gross dollar volume, on a local currency basis, to $1.0 trillion;

•	An increase in processed transactions of 14%, to 9.8 billion; and

•	An increase in cross-border volumes of 17%.

These factors were partially offset by an increase in rebates and incentives, primarily due to new and renewed agreements and increased volumes.

Worldwide purchase volume during the quarter was up 13% on a local currency basis versus the first quarter of 2013, to $759 billion. As of March 31, 2014, the company’s customers had issued just over 2 billion MasterCard and Maestro-branded cards.

Commenting on the company’s performance, Ajay Banga, president and CEO of MasterCard, said, “We kicked off the year with a strong quarter, despite a mixed global economy. We secured several new agreements, including three of the largest retailers. Wal-Mart and Sam’s Club will flip their co-brand portfolios to MasterCard. Target will also shift its co-brand to MasterCard and use our chip and PIN technology across all of its card products as part of a commitment to provide its customers with the most secure payment product. At the same time, we continue to invest in technology and acquisitions that will speed our development of mobile and online solutions.”

Total operating expenses increased 12%, or 11% after adjusting for currency, to $892 million, during the first quarter of 2014 compared to the same period in 2013. The increase was primarily driven by higher investments, including acquisitions, to support strategic initiatives.

Operating income for the first quarter of 2014 increased 16% over the year-ago period and the company delivered an operating margin of 59.0%.

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MasterCard’s effective tax rate was 32.0% in the first quarter of 2014, versus a rate of 30.5% in the comparable period in 2013. The increase was primarily due to a less favorable geographic mix of taxable earnings.

During the first quarter of 2014, MasterCard repurchased approximately 21.3 million shares of Class A common stock at a cost of approximately $1.7 billion. Quarter-to-date through April 24, the company repurchased an additional 6.2 million shares at a cost of approximately $453 million, with $1.5 billion remaining under the current repurchase program authorization.

First-Quarter Financial Results Conference Call Details

At 8:30 a.m. ET today, the company will host a conference call to discuss its first-quarter financial results.

The dial-in information for this call is 800-708-4540 (within the U.S.) and 847-619-6397 (outside the U.S.), and the passcode is 36946578. A replay of the call will be available for one week and can be accessed by dialing 888-843-7419 (within the U.S.) and 630-652-3042 (outside the U.S.), and using passcode 36946578.

This call can also be accessed through the Investor Relations section of the company’s website at www.mastercard.com.

Non-GAAP Financial Information

The presentation of growth rates adjusted for currency represent a non-GAAP measure and are calculated by remeasuring the prior period’s results using the current period’s exchange rates.

About MasterCard Incorporated

MasterCard (NYSE: MA), www.mastercard.com, is a technology company in the global payments industry. We operate the world’s fastest payments processing network, connecting consumers, financial institutions, merchants, governments and businesses in more than 210 countries and territories. MasterCard’s products and solutions make everyday commerce activities – such as shopping, traveling, running a business and managing finances – easier, more secure and more efficient for everyone. Follow us on Twitter @MasterCardNews, join the discussion on the Cashless Pioneers Blog and subscribe for the latest news on the Engagement Bureau.

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Forward-Looking Statements

Statements in this press release which are not historical facts, including statements about MasterCard’s plans, strategies, beliefs and expectations, are forward-looking and subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements speak only as of the date they are made. Accordingly, except for the company’s ongoing obligations under the U.S. federal securities laws, the company does not intend to update or otherwise revise the forward-looking information to reflect actual results of operations, changes in financial condition, changes in estimates, expectations or assumptions, changes in general economic or industry conditions or other circumstances arising and/or existing since the preparation of this press release or to reflect the occurrence of any unanticipated events. Such forward-looking statements include, without limitation, statements related to the Company’s business prospects, including with respect to its merchant relationships and mobile and online solutions.

Actual results may differ materially from such forward-looking statements for a number of reasons, including those set forth in the company’s filings with the Securities and Exchange Commission (SEC), including the company’s Annual Report on Form 10-K for the year ended December 31, 2013, the company’s Quarterly Reports on Form 10-Q and Current Reports on Form 8-K that have been filed with the SEC during 2014, as well as reasons including difficulties, delays or the inability of the company to achieve its strategic initiatives set forth above. Factors other than those listed above could also cause the company’s results to differ materially from expected results.

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Contacts:

Investor Relations: Barbara Gasper or Catherine Murchie, investor_relations@mastercard.com, 914-249-4565

Media Relations: Seth Eisen, Seth_Eisen@mastercard.com, 914-249-3153

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MASTERCARD INCORPORATED

CONSOLIDATED STATEMENT OF OPERATIONS

(UNAUDITED)

	Three Months Ended March 31,
	2014	2013
	(in millions, except per share data)
Net Revenue	$2,177	$1,906
Operating Expenses
General and administrative	670	608
Advertising and marketing	149	129
Depreciation and amortization	73	62

Total operating expenses	892	799

Operating income	1,285	1,107
Other Income (Expense)
Investment income	7	8
Interest expense	(6)	(5)
Other income (expense), net	(5)	(8)

Total other income (expense)	(4)	(5)

Income before income taxes	1,281	1,102
Income tax expense	411	336

Net Income	$870	$766

Basic Earnings per Share	$0.73	$0.62

Basic Weighted-Average Shares Outstanding	1,185	1,226

Diluted Earnings per Share	$0.73	$0.62

Diluted Weighted-Average Shares Outstanding	1,189	1,230

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MASTERCARD INCORPORATED

CONSOLIDATED BALANCE SHEET

(UNAUDITED)

	March 31, 2014	December 31, 2013
	(in millions, except share data)
ASSETS
Cash and cash equivalents	$4,019	$3,599
Restricted cash for litigation settlement	540	723
Investment securities available-for-sale, at fair value	2,543	2,696
Accounts receivable	995	966
Settlement due from customers	1,476	1,351
Restricted security deposits held for customers	913	911
Prepaid expenses and other current assets	552	471
Deferred income taxes	304	233

Total Current Assets	11,342	10,950
Property, plant and equipment, net of accumulated depreciation of $398 and $394, respectively	528	526
Deferred income taxes	65	70
Goodwill	1,286	1,122
Other intangible assets, net of accumulated amortization of $576 and $534, respectively	723	672
Other assets	858	902

Total Assets	$14,802	$14,242

LIABILITIES AND EQUITY
Accounts payable	$297	$338
Settlement due to customers	1,374	1,433
Restricted security deposits held for customers	913	911
Accrued litigation	859	886
Accrued expenses	2,128	2,101
Other current liabilities	423	363

Total Current Liabilities	5,994	6,032
Long-term debt	1,494	—
Deferred income taxes	117	117
Other liabilities	619	598

Total Liabilities	8,224	6,747
Commitments and Contingencies
Stockholders’ Equity
Class A common stock, $0.0001 par value; authorized 3,000,000,000 shares, 1,343,844,152 and 1,341,541,110 shares issued and 1,129,877,235 and 1,148,838,370 outstanding, respectively	—	—
Class B common stock, $0.0001 par value; authorized 1,200,000,000 shares, 44,716,100 and 45,350,070 issued and outstanding, respectively	—	—
Additional paid-in-capital	3,769	3,762
Class A treasury stock, at cost, 213,966,917 and 192,702,740 shares, respectively	(8,243)	(6,577)
Retained earnings	10,861	10,121
Accumulated other comprehensive income	180	178

Total Stockholders’ Equity	6,567	7,484
Non-controlling interests	11	11

Total Equity	6,578	7,495

Total Liabilities and Equity	$14,802	$14,242

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MASTERCARD INCORPORATED

CONSOLIDATED STATEMENT OF CASH FLOWS

(UNAUDITED)

	Three Months Ended March 31,
	2014	2013
	(in millions)
Operating Activities
Net income	$870	$766
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	73	62
Share-based payments	(74)	(23)
Deferred income taxes	(67)	(5)
Other	2	16
Changes in operating assets and liabilities:
Accounts receivable	(15)	(25)
Income taxes receivable	—	149
Settlement due from customers	(129)	433
Prepaid expenses	(43)	(7)
Accrued litigation and legal settlements	(27)	—
Accounts payable	(46)	(93)
Settlement due to customers	(55)	(423)
Accrued expenses	29	(30)
Net change in other assets and liabilities	50	52

Net cash provided by operating activities	568	872

Investing Activities
Purchases of investment securities available-for-sale	(619)	(934)
Acquisition of businesses, net of cash acquired	(146)	—
Purchases of property, plant and equipment	(25)	(20)
Capitalized software	(24)	(22)
Proceeds from sales of investment securities available-for-sale	341	576
Proceeds from maturities of investment securities available-for-sale	425	257
Decrease in restricted cash for litigation settlement	183	2
Proceeds from maturities of investment securities held-to-maturity	—	36
Other investing activities	(5)	(2)

Net cash provided by (used in) investing activities	130	(107)

Financing Activities
Purchases of treasury stock	(1,669)	(766)
Proceeds from debt	1,487	—
Dividends paid	(131)	(37)
Tax benefit for share-based compensation	38	14
Cash proceeds from exercise of stock options	8	5
Other financing activities	(12)	1

Net cash used in financing activities	(279)	(783)

Effect of exchange rate changes on cash and cash equivalents	1	(50)

Net increase (decrease) in cash and cash equivalents	420	(68)
Cash and cash equivalents - beginning of period	3,599	2,052

Cash and cash equivalents - end of period	$4,019	$1,984

Non-Cash Investing and Financing Activities
Fair value of assets acquired, net of cash acquired	$246	$—

Fair value of liabilities assumed related to acquisitions	$42	$—

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MASTERCARD INCORPORATED OPERATING PERFORMANCE

	For the 3 Months ended March 31, 2014
	GDV (Bil.)	Growth (USD)	Growth (Local)	Purchase Volume (Bil.)	Growth (Local)	Purchase Trans. (Mil.)	Cash Volume (Bil.)	Growth (Local)	Cash Trans. (Mil.)	Accounts (Mil.)	Cards (Mil.)

All MasterCard Credit, Charge and Debit Programs
APMEA	$302	12.4%	18.9%	$202	18.6%	2,199	$99	19.6%	861	402	433
Canada	29	-2.0%	7.3%	27	9.0%	336	2	-9.7%	5	46	56
Europe	312	13.6%	14.7%	212	11.0%	3,247	100	23.6%	597	317	334
Latin America	83	2.9%	15.6%	49	21.7%	1,184	33	7.6%	198	125	145

Worldwide less United States	726	11.1%	16.2%	491	14.9%	6,967	235	19.0%	1,662	890	967
United States	319	8.6%	8.6%	268	8.8%	4,720	51	7.4%	311	305	343

Worldwide	1,045	10.3%	13.8%	759	12.7%	11,687	286	16.7%	1,973	1,194	1,309

MasterCard Credit and Charge Programs
Worldwide less United States	429	7.9%	12.7%	381	13.6%	4,622	48	5.5%	198	500	566
United States	145	8.1%	8.1%	138	8.1%	1,511	7	8.1%	6	147	181

Worldwide	574	7.9%	11.5%	519	12.1%	6,133	55	5.8%	204	647	746

MasterCard Debit Programs
Worldwide less United States	296	16.1%	21.7%	110	19.6%	2,344	186	23.0%	1,464	390	401
United States	174	9.0%	9.0%	130	9.6%	3,209	44	7.3%	305	157	162

Worldwide	471	13.4%	16.7%	240	14.0%	5,553	231	19.7%	1,769	548	563

	For the 3 Months ended March 31, 2013
	GDV (Bil.)	Growth (USD)	Growth (Local)	Purchase Volume (Bil.)	Growth (Local)	Purchase Trans. (Mil.)	Cash Volume (Bil.)	Growth (Local)	Cash Trans. (Mil.)	Accounts (Mil.)	Cards (Mil.)
All MasterCard Credit, Charge and Debit Programs
APMEA	$268	20.2%	22.2%	$178	19.4%	1,839	$90	28.0%	700	355	384
Canada	30	2.8%	3.5%	27	3.8%	304	3	-0.2%	6	41	50
Europe	275	13.3%	13.0%	191	10.2%	2,728	84	19.8%	493	267	283
Latin America	80	10.8%	14.9%	48	18.2%	1,020	33	10.5%	185	112	131

Worldwide less United States	653	15.2%	16.3%	443	14.2%	5,891	210	21.2%	1,384	775	848
United States	294	3.6%	3.6%	246	4.5%	4,361	48	-0.7%	301	280	318

Worldwide	947	11.3%	12.1%	690	10.5%	10,252	257	16.5%	1,685	1,054	1,166

MasterCard Credit and Charge Programs
Worldwide less United States	398	11.1%	12.8%	350	13.1%	4,083	48	10.8%	191	474	538
United States	134	1.5%	1.5%	127	2.4%	1,438	6	-13.7%	6	140	175

Worldwide	532	8.5%	9.7%	478	10.0%	5,521	54	7.3%	197	614	712

MasterCard Debit Programs
Worldwide less United States	255	22.0%	22.3%	93	18.4%	1,808	162	24.7%	1,193	301	310
United States	160	5.5%	5.5%	119	6.9%	2,923	41	1.6%	295	140	143

Worldwide	415	15.1%	15.2%	212	11.7%	4,731	203	19.2%	1,488	440	454

APMEA = Asia Pacific / Middle East / Africa

Note that the figures in the preceding tables may not sum due to rounding; growth represents change from the comparable year-ago period

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Footnote

The tables set forth the gross dollar volume (“GDV”), purchase volume, cash volume and the number of purchase transactions, cash transactions, accounts, cards on a regional and global basis for MasterCard®-branded and MasterCard Electronic™-branded cards. Growth rates over prior periods are provided for volume-based data.

Debit transactions on Maestro® and Cirrus®-branded cards, Mondex® transactions and transactions involving brands other than MasterCard are not included in the preceding tables.

For purposes of the table: GDV represents purchase volume plus cash volume and includes the impact of balance transfers and convenience checks; “purchase volume” means the aggregate dollar amount of purchases made with MasterCard-branded cards for the relevant period; and “cash volume” means the aggregate dollar amount of cash disbursements obtained with MasterCard-branded cards for the relevant period. The number of cards includes virtual cards, which are MasterCard-branded payment accounts that do not generally have physical cards associated with them.

The MasterCard payment product is comprised of credit, charge and debit programs, and data relating to each type of program is included in the tables. Debit programs include MasterCard-branded debit programs where the primary means of cardholder validation at the point of sale is for cardholders either to sign a sales receipt or enter a PIN. The tables include information with respect to transactions involving MasterCard-branded cards that are not processed by MasterCard and transactions for which MasterCard does not earn significant revenues.

Information denominated in U.S. dollars is calculated by applying an established U.S. dollar/local currency exchange rate for each local currency in which MasterCard volumes are reported. These exchange rates are calculated on a quarterly basis using the average exchange rate for each quarter. MasterCard reports period-over-period rates of change in purchase volume and cash volume on the basis of local currency information, in order to eliminate the impact of changes in the value of foreign currencies against the U.S. dollar in calculating such rates of change.

The data set forth in the GDV, purchase volume, purchase transactions, cash volume and cash transactions columns is provided by MasterCard customers and is subject to verification by MasterCard and partial cross-checking against information provided by MasterCard’s transaction processing systems. The data set forth in the accounts and cards columns is provided by MasterCard customers and is subject to certain limited verification by MasterCard. A portion of the data set forth in the accounts and cards columns reflects the impact of routine portfolio changes among customers and other practices that may lead to over counting of the underlying data in certain circumstances. All data is subject to revision and amendment by MasterCard’s customers subsequent to the date of its release.

In 2013Q4, a large Maestro customer revised their number of Maestro cards to exclude inactive cards. Data for the comparable periods in 2013 and 2012 have been revised to be consistent with this approach. MasterCard revenue is not impacted from these historical changes.

Performance information for prior periods can be found in the “Investor Relations” section of MasterCard’s website at www.mastercard.com.

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